SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 21, 2005

SILICON GRAPHICS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1500 Crittenden Lane
Mountain View, CA		94043-1351
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(650) 960-1980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

As previously disclosed, Silicon Graphics, Inc. (the “Company”) is in the process of renewing or replacing its asset-based line of credit, which matures in April 2005.  On March 11, 2005, the Company announced that it had amended the Amended and Restated Loan and Security Agreement (the “Loan Agreement”) between the Company and Wells Fargo Foothill, Inc. (the “Lender”) to increase the borrowing base under the line by an amount equal to the lesser of (i) $10 million or (ii) the value of the Company’s intellectual property.  In connection with this increase in the borrowing base, on March 21, 2005, the Company entered into an Amended and Restated Intellectual Property Security Agreement (the “IP Security Agreement”) with the Lender granting the Lender a security interest in substantially all of the Company’s intellectual property.  In addition, on March 24, 2005, the Company and Lender entered into an Amendment (the “Amendment”) to the Loan Agreement that, during the period from March 24 to March 31, 2005, increases the maximum amount that may be borrowed against the value of the Company’s intellectual property to $16 million.  The descriptions of the IP Security Agreement and the Amendment set forth above are qualified in their entirety by reference to the IP Security Agreement and the Amendment, which are attached as Exhibits 10.1 and 10.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits.

10.1	Amended and Restated Intellectual Property Security Agreement, dated as of March 21, 2005, between the Company and Wells Fargo Foothill, Inc.

10.2	Amendment, dated as of March 24, 2005, to the Amended and Restated Loan and Security Agreement between the Company and Wells Fargo Foothill, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: March 25, 2005	By:	/s/ Sandra M. Escher
Sandra M. Escher
Senior Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

10.1	Amended and Restated Intellectual Property Security Agreement, dated as of March 21, 2005, between the Company and Wells Fargo Foothill, Inc.

10.2	Amendment, dated as of March 24, 2005, to the Amended and Restated Loan and Security Agreement between the Company and Wells Fargo Foothill, Inc.